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                                                                    EXHIBIT 4.10


                          [Form of Variable Rate Note]

                           [FORM OF FACE OF SECURITY]

                          LEHMAN BROTHERS HOLDINGS INC.

$                                                   CUSIP

                             VARIABLE RATE NOTE DUE

      LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as
the "Company"), for value received, hereby promises to pay to             or
registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, the principal sum of         Dollars, on
     , in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve
30-day months), semi-annually(1) on         and          of each year,
commencing          , on said principal sum at said office or agency, in like
coin or currency, at the rate per annum from time to time in effect as described below, [and (to the extent that the payment of such interest shall be legally enforceable), at such rate per annum on any overdue principal and
premium and on any overdue installment of interest] from the             or
the            , as the case may be, next preceding the date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or, if no interest has been paid or duly provided for on the Notes,
from        , until payment of said principal sum has been made or duly provided for. Such interest payments will include interest accrued through the last day of the preceding calendar month, provided that the interest payment to be made at maturity will include interest accrued through the day preceding the maturity date.

      The interest so payable on any or     will, subject to certain
exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close

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(1) This form provides for semi-annual interest payments. The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.


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of business on the [last] [fifteenth] day of the calendar month preceding
such         or        . Interest may at the option of the Company be paid by
check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

            [Provisions for the determination of the interest rate.]

      The interest rate applicable to each [insert interest payment period] will be determined as promptly as practicable by the Company as described herein and the Company will furnish the Trustee with an Officers' Certificate setting forth the interest rate applicable to each [insert interest payment period] promptly after such rate has been determined. The resulting rate will be rounded to the nearest five decimal places.

      REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, SHEARSON LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, any Vice Chairman, its President, its Chief Financial Officer or its Treasurer by manual or facsimile signature, under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:

                                           LEHMAN BROTHERS HOLDINGS INC.


                                           By
                                              --------------------------
                                                             [Title]

Attest:


----------------------------
         [Title]


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                         [FORM OF REVERSE OF SECURITY]

                          LEHMAN BROTHERS HOLDINGS INC

                             VARIABLE RATE NOTE DUE

      This Note is one of a duly authorized series of Notes of the Company
designated as the Variable Rate Notes Due         of the Company (herein
called the "Notes"), limited (except as otherwise provided in the Indenture
referred to below) in aggregate principal amount to $      . The Notes are
one of an indefinite number of series of debt securities of the Company (herein collectively called the "Securities") issued or issuable under and
pursuant to an indenture dated as of          (herein called the "Indenture"),
duly executed and delivered by the Company and            , Trustee (herein
called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds
(if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

      In the case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities waive any past default or Event of Default

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under the Indenture with respect to such series and its consequences, except a default in the payment of interest on or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

      The Notes are issuable in registered form without coupons in
denominations of $      and any multiple of $      . At the option of the
holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations.

      [Alternative Redemption or Repayment Options Provisions]


[As Provided in the Indenture, notice of redemption to the holders of Notes to be redeemed as a whole or in part shall be given by mailing a notice of
redemption not less than       nor more than 60 days prior to the date fixed for
redemption to their last addresses as they appear on the registry books of the Company.]

      The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

      No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note; or because of the creation of any indebtedness represented thereby, shall be had against an incorporator, stockholder, officer or director, as such, past,

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present or future, of the Company or of any successor corporation, either directly or through the Company of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue here of, expressly waived and released.

      All terms used in this Note which are defined in Indenture shall have the meanings assigned to them in the Indenture.

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